Exhibit (a)(1)(v)

Offer To Purchase For Cash

All Outstanding Shares of Common Stock

and the Associated Rights to Purchase Capital Stock

of

VOLCANO CORPORATION

at

$18.00 Net per Share

Pursuant to the Offer to Purchase dated December 30, 2014

by

CLEARWATER MERGER SUB, INC.,

a wholly owned subsidiary of

PHILIPS HOLDING USA INC.,

a wholly owned subsidiary of

KONINKLIJKE PHILIPS N.V.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON JANUARY 29, 2015 (ONE MINUTE AFTER 11:59 P.M., EASTERN TIME, ON JANUARY 28, 2015) UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

December 30, 2014

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated December 30, 2014 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”) in connection with the offer by Clearwater Merger Sub, Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Philips Holding USA Inc., a Delaware corporation (“Parent”) and a wholly owned subsidiary of Koninklijke Philips N.V., a corporation organized under the laws of The Netherlands (“Royal Philips”), to purchase all of the shares of common stock, par value $0.001 per share, including any associated rights to purchase capital stock (such rights, together with such shares of common stock, the “Shares”), of Volcano Corporation, a Delaware corporation (“Volcano”), that are issued and outstanding at a price of $18.00 per Share, net to the seller in cash (the “Offer Price”), without interest, less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer.

THE BOARD OF DIRECTORS OF VOLCANO UNANIMOUSLY RECOMMENDS THAT YOU TENDER ALL OF YOUR SHARES PURSUANT TO THE OFFER.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1. The Offer Price for the Offer is $18.00 per Share, net to you in cash, without interest, less any applicable withholding taxes.

2. The Offer is being made for all outstanding Shares.

3. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of December 16, 2014 (as such may be amended or supplemented from time to time, the “Merger Agreement”), by and among Parent, Purchaser and Volcano, pursuant to which, immediately following the time Purchaser accepts, for the first time, for payment Shares validly tendered and not properly withdrawn pursuant to the Offer (the “Offer Acceptance Time”) and subject to the satisfaction or waiver of the remaining conditions set forth in the Merger Agreement, Purchaser will merge with and into Volcano (the “Merger”), with Volcano continuing as the surviving corporation in the Merger and as a wholly owned subsidiary of Parent. At the effective time of the Merger (the “Effective Time”), each Share then outstanding (other than Shares that are held by any stockholders who properly demand appraisal in connection with the Merger as described in the Offer to Purchase) will be converted into the right to receive the Offer Price, without interest, less any applicable withholding taxes, except for Shares then owned by Parent or Purchaser or any other wholly owned subsidiary of Parent and Shares held by Volcano or any of its wholly owned subsidiaries, which Shares will be cancelled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.

4. After careful consideration, the board of directors of Volcano has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are advisable to, and in the best interest of, Volcano and its stockholders; (ii) agreed that the Merger will be subject to Section 251(h) of the General Corporation Law of the State of Delaware; (iii) approved the execution, delivery and performance by Volcano of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Offer and the Merger; and (iv) resolved to recommend that the stockholders of Volcano tender their Shares to Purchaser pursuant to the Offer.

5. The Offer and withdrawal rights will expire at 12:00 midnight, Eastern time, on January 29, 2015 (one minute after 11:59 P.M., Eastern time, on January 28, 2015), unless the Offer is extended.

6. The Offer is not subject to any financing condition. The Offer is conditioned upon: (i) there being validly tendered (not including any Shares tendered pursuant to guaranteed delivery procedures that were not actually delivered prior to the Expiration Date) and not validly withdrawn prior to the Expiration Date Shares that, considered together with all other Shares (if any) beneficially owned by Parent and its subsidiaries immediately prior to the Offer Acceptance Time, represent one Share more than 50% of the sum of (x) the total number of Shares outstanding at the time of the expiration of the Offer and (y) the aggregate number of Shares that Volcano may be required to issue upon conversion, settlement or exercise of all then outstanding options, benefit plans, obligations or securities convertible or exchangeable into Shares, or other rights to acquire or be issued Shares (including all then outstanding options granted or outstanding under Volcano’s equity plans, warrants to purchase Shares and convertible notes issued by Volcano), for which Volcano has received notices of exercise or conversion prior to the expiration of the Offer (and as to which Shares have not yet been issued); (ii) receipt of any consent, approval or clearance with respect to, or terminations or expiration of any applicable mandatory waiting period (and any extensions thereof) imposed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder and approvals under applicable foreign antitrust, competition or fair trade laws in certain jurisdictions set forth in the Merger Agreement and (iii) other customary conditions as described in Section 15 of the Offer to Purchase.

7. Any transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in the Letter of Transmittal.

If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Date.

The Offer is not being made to (and no tenders will be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, “blue sky” or other laws of such jurisdiction. However, Purchaser may, in its discretion, take such action as it deems necessary to make the Offer comply with the laws of any such jurisdiction and extend the Offer to holders of Shares in such jurisdiction in compliance with applicable laws.

INSTRUCTION FORM

With Respect to the Offer to Purchase for Cash

All Outstanding Shares of Common Stock

and the Associated Rights to Purchase Capital Stock

of

VOLCANO CORPORATION

at

$18.00 Net per Share

Pursuant to the Offer to Purchase dated December 30, 2014

by

CLEARWATER MERGER SUB, INC.,

a wholly owned subsidiary of

PHILIPS HOLDING USA INC.,

a wholly owned subsidiary of

KONINKLIJKE PHILIPS N.V.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated December 30, 2014 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, and together with the Offer to Purchase, the “Offer”), in connection with the offer by Clearwater Merger Sub, Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Philips Holding USA Inc., a Delaware corporation and a wholly owned subsidiary of Koninklijke Philips N.V., a corporation organized under the laws of The Netherlands, to purchase all of the shares of common stock, par value $0.001 per share, including any associated rights to purchase capital stock (such rights, together with such shares of common stock, the “Shares”), of Volcano Corporation, a Delaware corporation, that are issued and outstanding at a price of $18.00 per Share, net to the seller in cash, without interest, less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer.

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to the validity, form and eligibility (including time of receipt) and acceptance for payment of any tender of Shares made on behalf of the undersigned will be determined by Purchaser in its sole discretion.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY:                             SHARES*

The method of delivery of this Instruction Form is at the election and risk of the tendering stockholder. This Instruction Form should be delivered to us in ample time to permit us to submit the tender on your behalf prior to 12:00 midnight, Eastern time, on January 29, 2015 (one minute after 11:59 P.M., Eastern time, on January 28, 2015), unless the Offer is extended.

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

Dated:

(Signature(s))

(Please Print Name(s))

Address
(Include Zip Code)

Area Code and Telephone No.

Taxpayer Identification or Social Security No.

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